UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2017

UNIFI, INC.

(Exact name of registrant as specified in its charter)

New York	1-10542	11-2165495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7201 West Friendly Avenue

Greensboro, North Carolina 27410

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (336) 294-4410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Kevin D. Hall as Chief Executive Officer and Election as a Director

On May 3, 2017, the Board of Directors (the “Board”) of Unifi, Inc. (the “Company”) appointed Kevin D. Hall as Chief Executive Officer of the Company and elected him as a director of the Board, both effective as of June 1, 2017 (the “Start Date”). As an employee of the Company, Mr. Hall will not serve on any Board committees.

Mr. Hall, age 58, has served as the CEO of NatPets LLC, a high growth natural/organic premium pet company, since 2016. From 2014 to 2015, Mr. Hall was the President and CEO of Geneva Watch Group, a global fashion watch and accessories business. Between 2012 and 2014, Mr. Hall ran the KDH Advisory Group, where he served as a consultant/advisor to a number of companies, including Pact at Revelry Brands, Vogue International, inmar, and TCS Education System (TCS). From 2006 to 2011, he served as CMO at Hbi and then was promoted to President of the Outerwear strategic business unit of Hanesbrands Inc., a business unit that included Champion Activewear, Just My Size, and Hanes Casualwear. From 2001 to 2006, Mr. Hall was Senior Vice President of Marketing at Fidelity Investments Retirement Services Company. Prior to that, he held various Brand Marketing and General Manager positions at Procter and Gamble from 1985 to 2001. Mr. Hall holds a B.A. in biology from Wabash College and an MBA in marketing from the Kelley School of Business at Indiana University. Mr. Hall’s qualifications to serve on the Board include his executive leadership and strategic management skills and his extensive CEO and marketing experience in a number of industries.

On May 3, 2017, in connection with his appointment as Chief Executive Officer of the Company, Mr. Hall entered into an Employment Agreement with the Company (the “Employment Agreement”), pursuant to which the Company agreed to employ Mr. Hall as Chief Executive Officer of the Company, to appoint Mr. Hall to serve as a member of the Board effective on the Start Date, and to nominate Mr. Hall to serve on the Board at each annual meeting of shareholders thereafter during his employment by the Company subject to approval by the Company’s shareholders. The Employment Agreement provides that Mr. Hall will (i) receive an annual base salary of $775,000, which base salary shall be reviewed annually by the Board to determine if such base salary should be increased, (ii) be eligible to receive bonuses and to participate in compensation plans of the Company in accordance with any plan or decision that the Board may determine from time to time, (iii) be paid or reimbursed for business expenses, and (iv) be entitled to participate in other employment benefits generally available to other executives of the Company.

The Employment Agreement also provides that Mr. Hall will receive on the Start Date an award of (i) options to purchase 25,000 shares of the Company’s common stock and (ii) restricted stock units representing 75,000 shares of the Company’s common stock. The options will vest and become fully exercisable in three substantially equal installments beginning on the first anniversary of the Start Date, subject to Mr. Hall’s continued employment through each vesting date, and will have a ten year term. Subject to Mr. Hall’s continued employment through each vesting date, the restricted stock units will become vested and settled in shares of the Company’s common stock as follows: 25% on the first anniversary of the Start Date, 25% on the second anniversary of the Start Date and 50% on the third anniversary of the Start Date.

The Employment Agreement contains provisions regarding the termination of Mr. Hall’s employment and related severance obligations. If the Company terminates Mr. Hall’s employment for “Cause” or if Mr. Hall resigns without “Good Reason” (as each term is defined in the Employment Agreement), the Company will pay Mr. Hall all accrued and unpaid base salary and any accrued and unpaid benefits through the date of termination, after which the Company will have no further obligation to Mr. Hall. If Mr. Hall’s employment terminates due to his death or “Disability” (as defined in the Employment Agreement), Mr. Hall or his estate will receive all accrued and unpaid base salary and any accrued and unpaid benefits through the date of termination, after which all right to benefits will terminate and the Company will have no further obligation under the employment agreement to Mr. Hall. If Mr. Hall is terminated for any reason other than death, Disability or Cause, or if Mr. Hall resigns with Good Reason, Mr. Hall will be entitled to (i) cash severance payments equal to 12 months of Mr. Hall’s annual base salary at the time of termination, payable in equal monthly installments, and (ii) if Mr. Hall elects COBRA continuation coverage, reimbursement for the monthly cost of such continuation coverage for Mr. Hall’s medical and health insurance benefits for a period equal to the lesser of 12 months or until Mr. Hall is entitled to such benefits under another party’s benefit plan. The foregoing severance benefits are subject to Mr. Hall entering into and not revoking a release of claims in favor of the Company and its affiliated entities. The severance benefits payable upon termination with Good Reason or for any reason other than death, Disability or Cause also are subject to Mr. Hall abiding by certain restrictive covenants, which are described below. Also, upon Mr. Hall’s death or “Disability” (as defined in the Employment Agreement) or a “Change of Control” (as defined in the Unifi, Inc. 2013 Incentive Compensation Plan), all outstanding unvested equity awards issued to Mr. Hall by the Company shall vest in full.

Mr. Hall is also subject to certain confidentiality provisions and non-competition and non-solicitation covenants. Pursuant to the Employment Agreement, Mr. Hall has agreed to neither compete with the Company or its affiliated entities nor solicit their respective customers, suppliers or employees for the twelve months immediately following termination of employment. Under the Employment Agreement, Mr. Hall also has agreed upon termination of his employment with the Company to (i) resign as a member of the Board, if serving on the Board at the time, (ii) resign from all positions with the Company and its affiliated entities, (iii) not to disparage the Company and its affiliated entities, (iv) provide litigation support to the Company and its affiliated entities, and (v) to return all of the Company and its affiliated entities property to the Company.

The Employment Agreement also provides that the Company will indemnify and hold harmless Mr. Hall if Mr. Hall is made a party to or is otherwise involved in certain legal proceedings as a result of actions related to Mr. Hall’s service as a director, officer, employee or agent of the Company or in a similar capacity for another enterprise at the Company’s request. Such indemnification includes all expenses (including attorneys’ fees), judgments, fines and other amounts paid in settlement, provided that Mr. Hall acted in good faith and in a manner Mr. Hall reasonably believed to be in the best interests of the Company. The Employment Agreement requires the Company to advance the expenses incurred by Mr. Hall in defending against any such proceeding; however, Mr. Hall must deliver an undertaking to the Company to repay all amounts advanced if it is ultimately determined that Mr. Hall is not entitled to be indemnified. The rights of Mr. Hall to indemnification under the Employment Agreement are not exclusive and are in addition to the rights under the Company’s Restated Certificate of Incorporation and Amended and Restated By-laws and under applicable law.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by the contents of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated into this Item 5.02 by reference.

There are no arrangements or understandings between Mr. Hall and any other persons pursuant to which he was selected as an officer and a director. Mr. Hall has no family relationships with any of the Company’s directors or executive officers. There are no transactions involving the Company and Mr. Hall that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

Resignation of Sean D. Goodman as Vice President and Chief Financial Officer and Appointment of Christopher A. Smosna as Interim Chief Financial Officer

On May 3, 2017, Sean D. Goodman, the Company’s Vice President and Chief Financial Officer (principal financial officer and principal accounting officer), resigned his position effective June 24, 2017 to accept employment with another company. Mr. Goodman is expected to remain with the Company until June 24, 2017 and intends to assist the Company in the transition of his responsibilities. Mr. Goodman’s departure is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices, including its financial statements, accounting policies, or internal controls.

On May 3, 2017, in connection with the resignation of Mr. Goodman, the Board appointed Christopher A. Smosna, age 45, interim Chief Financial Officer (interim principal financial officer and interim principal accounting officer), effective on June 24, 2017. Mr. Smosna is a certified public accountant and has been Treasurer of the Company since 2008 and a Vice President since 2011. Mr. Smosna previously served as Interim Chief Financial and Chief Accounting Officer of the Company from November 2, 2015 to January 6, 2016. Mr. Smosna has no family relationships with any director or executive officer of the Company, and there are no arrangements or understandings with any person pursuant to which he will be selected as the interim Chief Financial Officer of the Company. In addition, there have been no transactions directly or indirectly involving Mr. Smosna that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing the appointment of Mr. Hall as Chief Executive Officer and his election as a director, as well as the resignation of Mr. Goodman and interim appointment of Mr. Smosna, is attached hereto as Exhibit 99.1 and is incorporated into this Item 5.02 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Employment Agreement for Kevin D. Hall, dated May 3, 2017

99.1	Press Release of Unifi, Inc., dated May 4, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIFI, INC.

Dated: May 4, 2017	By:	/s/ Thomas H. Caudle, Jr.
Thomas H. Caudle, Jr. President

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

EXHIBITS

CURRENT REPORT

ON

FORM 8-K

Date of Event Reported:	Commission File No:
May 3, 2017	001-10542

UNIFI, INC.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement for Kevin D. Hall, dated May 3, 2017

99.1	Press Release of Unifi, Inc., dated May 4, 2017